UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2012

GOLD AND GEMSTONE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54700	98-0642269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2144 Whitekirk Way, Draper, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 882-1179

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On May 4, 2012, Gold and GemStone Mining Inc. (“we”, “us”, “our”) entered into a collaboration agreement (the “JV Agreement”) with Ridgeback Mining (Sierra Leone) Limited (“RMSL”) regarding a joint venture on three prospective diamond and gold properties in Sierra Leone (the “Properties”). Originally RMSL had entered into letter agreements regarding concession rights to the Properties which are set to expire in October of 2012. One of the Properties is the Nyamundu Concession which was acquired from the Nimikoro Chiefdom.

On May 25, 2012, RMSL entered into an extension agreement with the Nimikoro Chiefdom to extend the Sandia Concession until May 25, 2013. Additionally, if RMSL, or the joint venture company created by us and RMSL, commences commercial mining operations on the Nyamundu Concession, the mining rights will extend for another five years. Previously, on May 18, 2012, we RMSL extended the Sandia Concession until May 18, 2013.

Item 9.01	Financial Statements and Exhibits

10.1	Extension Agreement with the Nimikoro Chiefdom

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AND GEMSTONE MINING INC.

/s/ Charmaine King
Charmaine King
President and Director

Date: May 30, 2012